Exhibit 10.33

FIRST AMENDMENT TO THE

NEENAH PAPER EXECUTIVE SEVERANCE PLAN

This FIRST AMENDMENT to the NEENAH PAPER EXECUTIVE SEVERANCE PLAN (as Amended and Restated Effective January 1, 2009) (the “Plan”) is made by Neenah Paper, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan, which is intended to qualify as an employee welfare benefit plan for severance benefits within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended; and

WHEREAS, the Company now wishes to amend the Plan to ensure compliance with Code Section 409A;

NOW, THEREFORE, the Company hereby amends the Plan, effective immediately, by adding the following to the end of Section 5.3:

“Notwithstanding any other provision in this Plan to the contrary, if a Participant is considered a ‘specified employee’ of the Company for purposes of Code Section 409A on the date of a Qualified Termination of Employment, any payment described in Section 5.1 that constitutes non-exempt ‘deferred compensation’ within the meaning of Code Section 409A that is otherwise due to the Participant as a result of such Participant’s ‘separation from service’ within the meaning of Code Section 409A during the six-month period immediately following such ‘separation from service’ shall be accumulated and paid to the Participant on the first day of the seventh month following such ‘separation from service’ (‘Delayed Payment Date’) to the extent necessary for the Participant to avoid adverse tax consequences or additional taxes under Code Section 409A, provided that if the Participant dies prior to the payment of such amounts, such amounts shall be paid to the personal representative of his estate on the first to occur of the Delayed Payment Date or 10 days following the date of Participant’s death.

Notwithstanding any other provision in this Plan to the contrary, if any payment described in Section 5.1 constitutes non-exempt ‘deferred compensation’ within the meaning of Code Section 409A, such payment, if due under the terms of the Plan, shall be paid on the sixtieth (60th) day following the Qualified Termination of Employment (which Qualified Termination of Employment, in the case of a Qualified Termination of Employment described in Section 2.20(B), shall occur at the date of the Change of Control).”

Except as specifically set forth above, the terms of the Plan shall remain in full force and effect as prior to this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer on the 17th day of December, 2012.

NEENAH PAPER, INC.

By:	/s/ Richard Read

Name:	Richard Read

Title:	VP - Human Resources